                                                                  Exhibit (a)(2)

                            PREDICTIVE SYSTEMS, INC.
                            OFFER TO EXCHANGE OPTIONS

                                  ELECTION FORM
                                  -------------

         Before signing this Election Form, please make sure you have received, read and understand (i) the Offer to Exchange Certain Outstanding Options for New Options (the "Offer to Exchange"); (ii) the memorandum from Andrew Zimmerman, Chief Executive Officer of Predictive Systems, Inc., dated September 19, 2002; (iii) this Election Form; and (iv) the Notice to Withdraw from the Offer (together, as they may be amended from time to time, constituting the "Offer"), offering to eligible employees who hold eligible stock options the opportunity to exchange these outstanding stock options ("Old Options") for options exercisable at the lesser of (1) $0.24 or (2) the fair market value of Predictive's common stock on October 18, 2002, to be issued under the Predictive Systems, Inc. 1999 Stock Incentive Plan, as amended. This offer expires at midnight, Eastern Time on October 17, 2002. PLEASE FOLLOW THE INSTRUCTIONS ATTACHED TO THIS FORM.

         In accordance with the terms set forth in the Offer to Exchange, I understand that if I elect to tender my Old Options for cancellation in exchange for a new option (the "New Option"), I will have to tender all of my options with an exercise price at or above $0.80 per share, including any options with an exercise price of $1.55, $2.90 or $17.75 per share (the "Regranted Options"), even though I will not receive any new options in exchange for these Regranted Options. I will receive a New Option to purchase one (1) share of Predictive common stock for every (1) one share covered by an Old Option that I elect to exchange and that is not a Regranted Option. I understand that my New Options will vest monthly over the 48 months beginning on the date they are granted, and will be accelerated as detailed in the Offer to Exchange. I understand that for each option I tender, I lose my right to all outstanding unexercised shares under that option. I understand that in order to have my options cancelled and to receive new options under this offer, I must be an employee on October 18, 2002. I AGREE TO ALL TERMS OF THE OFFER AS SET FORTH IN THE OFFER TO EXCHANGE.

         Subject to the above understandings, I would like to participate in the Offer as indicated below.

         Please check the box and list the grant date of each stock option grant with respect to which you agree to have such grant cancelled and replaced pursuant to the terms of this Election Form.

         You may withdraw your acceptance of the Offer by submitting a Notice to Withdraw from the Offer prior to the cutoff date and time of midnight, Eastern Time, October 17, 2002.

         / /      No, I do not wish to tender any options for exchange.

         / /      Yes, I wish to tender for exchange each of the options listed below (and on any additional sheets which I have attached to this form). I understand that if I wish to tender any of my options, this list will also include all options I hold with an exercise price per share equal to or above $0.80, including all of my Regranted Options (for which I will not receive new options):

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Grant Number           Grant Date      Exercise Price      Total Number of Unexercised Shares Subject to the Option
                                                                                  (Shares to Be Cancelled)
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

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

         / /      I have attached an additional sheet listing my name and any additional grants I wish to cancel.

I understand that all of these options will be irrevocably cancelled on October 18, 2002.

-------------------------------------    --------------------------------------
Employee Signature                       Employee Workforce ID Number

-------------------------------------    -----------------  -------------------
Employee Name  (Please print)            E-mail Address     Date and Time



         RETURN TO KRISTIN CHUBBUCK NO LATER THAN MIDNIGHT, EASTERN TIME ON OCTOBER 17, 2002 VIA FACSIMILE AT (212) 719-5595 OR HAND DELIVERY

                         PREDICTIVE WILL SEND AN E-MAIL
              CONFIRMATION WITHIN TWO (2) BUSINESS DAYS OF RECEIPT

                                  INSTRUCTIONS

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

         1. Delivery of Election Form.

         A properly completed and executed original of this Election Form (or a facsimile of it) must be received by Kristin Chubbuck either via hand delivery at Kristin Chubbuck, Predictive Systems, Inc., 19 West 44th Street, 9th Floor, New York, NY 10036, or via facsimile (fax number: (212) 719-5595), on or before midnight, Eastern Time on October 17, 2002 (the "Expiration Date").

         The method by which you deliver any required documents is at your discretion and risk, and the delivery will be deemed made only when actually received by Predictive Systems, Inc. ("Predictive" or the "Company"). You may hand deliver your Election Form to Kristin Chubbuck at Predictive Systems, Inc., 19 West 44th Street, 9th Floor, New York, NY 10036, or you may fax it to Kristin Chubbuck at the number listed on the first page of this Election Form and in the paragraph above. In all cases, you should allow sufficient time to ensure timely delivery. We intend to confirm the receipt of your Election Form within two (2) business days; if you have not received such a confirmation of receipt, it is your responsibility to ensure that your Election Form has been received by Kristin Chubbuck.

         A confirmation of receipt is not by itself an acceptance of your options for exchange. For purposes of the offer, we will be deemed to have accepted your options for exchange that are validly tendered and not properly withdrawn as of when we give oral or written notice to Kristin Chubbuck, or to the option holders generally of our acceptance for exchange of such options, which notice may be made by press release or via e-mail.

         2. Withdrawal.

         Tenders of options made through the Offer may be withdrawn at any time before the Expiration Date. If the Company extends the Offer beyond that time, you may withdraw your tendered options at any time until the extended expiration of the Offer. In addition, although the Company currently intends to accept your validly tendered options promptly after the expiration of the Offer, unless the Company accepts your tendered options before midnight, Eastern Time, on November 15, 2002, you may withdraw your tendered options at any time after November 15, 2002. To withdraw tendered options you must hand deliver or fax (fax number:
(212) 719-5595) a signed and dated Notice to Withdraw from the Offer, with the required information, to Kristin Chubbuck while you still have the right to withdraw the tendered options. Withdrawals may not be rescinded and any eligible options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless the withdrawn options are properly re-tendered before the Expiration Date by delivery of a new Election Form following the procedures described in these Instructions. Upon the receipt of such a new, properly filled out, signed and dated Election Form, any previously submitted Election Form or Notice to Withdraw from the Offer will be disregarded and will be considered replaced in full by the new Election Form.

         The Company will not accept any alternative, conditional or contingent tenders. Although it is our intent to send you a confirmation of receipt of this Election Form, by signing this Election Form (or a facsimile of it), you waive any right to receive any notice of the receipt of the tender of your options, except as provided for in the Offer to Exchange. Any confirmation of receipt sent to you will merely be a notification that we have received your Election Form and does not mean that your options have been cancelled. Your options that are accepted for exchange will be cancelled and your new options will be granted on October 18, 2002, which is the first business day following the expiration of the Offer.

         3. Inadequate Space.

         If the space provided in this Election Form is inadequate, the information requested by the table on this Election Form regarding the options to be tendered should be provided on a separate schedule attached to this Election Form. Print your name on this schedule and sign it. The schedule should be delivered with the Election Form, and will thereby be considered part of this Election Form.

         4. Tenders.

         If you intend to tender options through the Offer, you must complete the table on this Election Form by providing the following information for each option that you intend to tender:

         o        grant number,

         o        grant date,

         o        exercise price, and

         o the total number of unexercised option shares subject to the option.

         As more fully set forth in the Offer to Exchange, the Company will not accept partial tenders of options. Accordingly, you may tender all or none of the unexercised shares subject to the eligible options you decide to tender. Please remember that you may not pick and choose which options you tender. If you participate in this offer at all, you must tender all options with an exercise price equal to or greater than $0.80 per share. Please also remember that you will receive no options in exchange for the options with an exercise price of $1.55, $2.90 or $17.75 per share, but they must also be tendered as a condition of participation in this offer.

         These Instructions constitute part of the Election Form, and as such form part of the terms and conditions of the offer.

         5. Signatures on This Election Form.

         If this Election Form is signed by the holder of the Old Options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement or any change whatsoever. If your name has been legally changed since your option agreement was signed, please submit proof of the legal name change.

         If this Election Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of that person to act in that capacity must be submitted with this Election Form.

         6. Other Information on This Election Form.

         In addition to signing this Election Form, you must print your name and indicate the date and time at which you signed. You must also include a current e-mail address and your employee workforce identification number.

         7. Requests for Assistance or Additional Copies.

         Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Election Form may be directed to Kristin Chubbuck, at Predictive Systems, Inc., 19 West 44th Street, 9th Floor, New York, NY 10036, telephone number (212) 719-5595. Copies will be furnished promptly at the Company's expense.

         8. Irregularities.

         All questions as to the number of option shares subject to options to be accepted for exchange, and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of options will be determined by the Company in its discretion. The Company's determinations shall be final and binding on all parties. The Company reserves the right to reject any or all tenders of options the Company determines not to be in proper form or the acceptance of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular options, and the Company's interpretation of the terms of the Offer (including these Instructions) will be final and binding on all parties. No tender of options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

         Important: The Election Form (or a facsimile copy of it) must be received by Kristin Chubbuck, on or before midnight Eastern Time on October 17, 2002.

         9. Additional Documents to Read.

         You should be sure to read the Offer to Exchange, all documents referenced therein, and the memorandum from Andrew Zimmerman, Chief Executive Officer of the Company, dated September 19, 2002, before deciding to participate in the Offer.

         10. Important Tax Information.

         If you are subject to taxes in the United States, you should refer to
Section 14 of the Offer to Exchange, which contains important U.S. federal income tax information. If you are subject to the taxes of Germany, the United Kingdom or the Netherlands, you should refer to Sections 15 through 17 of the Offer to Exchange, as appropriate, which contain important tax information which may apply to you.

         11. Miscellaneous.

         A. Data Privacy. By accepting the Offer, you hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable, Predictive Systems, Inc. and/or any affiliate for the exclusive purpose of implementing, administering and managing your participation in the Offer.

         You understand that Predictive Systems, Inc. and/or any affiliate may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, cancelled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the stock option plan and this Offer ("Data"). You understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Offer, that these recipients may be located in your country, or elsewhere, and that the recipient's country may have different data privacy laws and protections than in your country. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the stock option plans and this Offer. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the stock option plans and this Offer. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or withdraw the consents herein by contacting in writing your local human resources representative. You understand that withdrawal of consent may affect your ability to participate in this Offer and exercise or realize benefits from the stock option plans.

         B. Acknowledgement and Waiver. By accepting this Offer, you acknowledge that: (i) your acceptance of the Offer is voluntary; (ii) your acceptance of the Offer shall not create a right to further employment with your employer and shall not interfere with the ability of your employer to terminate your employment relationship at any time with or without cause; (iii) no claim or entitlement to compensation or damages arises from the termination or diminution in value; (iv) the future value of Predictive shares is uncertain and cannot be predicted with certainty; and (v) the Offer, the Old Options and the New Options are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.